AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 30th day of June, 2009, between BIMINI CAPITAL MANAGEMENT, INC., a Maryland corporation (the “Company”) and ROBERT E. CAULEY (“Executive”). This Agreement replaces and supersedes the Severance Agreement between the Company and the Executive dated as of December 18, 2008.  Certain capitalized terms used in this Agreement are defined in Section 7.
Background

The Company acknowledges that Executive has made and is expected to make significant contributions to the growth and success of the Company.  The Company also acknowledges that there exists the possibility of a Change in Control of the Company.  The Company recognizes that the possibility of a Change in Control may contribute to uncertainty on the part of senior management and may result in the departure or distraction of senior management from their operating responsibilities.

Outstanding management of the Company is always essential to advancing the best interests of the Company and its shareholders.  In the event of a threat or occurrence of a bid to acquire or change control of the Company or to effect a business combination, it is particularly important that the business of the Company be continued with a minimum of disruption.  The Company believes that the objective of securing and retaining outstanding management will be achieved if the Company’s key management employees are given certain assurances so that they will not be distracted by personal uncertainties and risks created by such circumstances.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation the Company agrees herein to pay to Executive, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.           Term of Agreement.  The Effective Date of this Agreement is the day and year first above written.  The Term of this Agreement begins on the Effective Date and ends on June 30, 2012 “The Initial End Date”.  Notwithstanding the preceding sentence ( x ) the Term of this Agreement shall be extended for an additional twelve month period (each such extension giving rise to a new “Extended End Date”, as of each June 30 beginning June 30, 2010 (each such June 30 being a “Renewal Date”), unless the Company gives Executive written notice, at least ninety days prior to the applicable Renewal Date, that the Term of this Agreement will not be extended and ( y ) the Term of this Agreement shall be extended automatically to the day preceding the three year anniversary of a Control Change Date if a Control Change Date occurs during the Term of this Agreement.

2.           Right to Receive Termination Benefits.  Executive shall be entitled to receive the Termination Benefits described in Section 3 if during the Term of this Agreement (i) the Company terminates Executive’s employment with the Company without Cause, (ii) Executive resigns from the employment of the Company and Executive has Good Reason to resign from the Company, or (iii) if the Executive dies during the Term or the Executive, by virtue of ill health or other disability, is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period.  No amounts will be payable under this Agreement unless Executive’s employment with the Company is terminated as described in the preceding sentence.

3.           Termination Benefits.  Upon a termination of Executive’s employment in accordance with Section 2, Executive shall be entitled to receive the following Termination Benefits:

(a)           Payment of any accrued but unpaid salary from the Company through the date that Executive’s employment terminates.

(b)           Payment of any bonus that has been approved by the Compensation Committee of the Board (the “Committee”) but which remains unpaid as of Executive’s termination of employment.

(c)           Reimbursement for any expenses that Executive incurred on behalf of the Company prior to termination of employment to the extent that such expenses are reimbursable under the Company’s standard reimbursement policies.

(d)           A severance benefit equal to the amount described in either (i) or (ii), as applicable.

(i)           This Section 3(d)(i) applies if either (x) the Company terminates Executive’s employment with the Company without Cause within six months before or after a Control Change Date or (y) Executive resigns from the employment of the company within six months after a Control Change Date and Executive has Good Reason to resign from the Company.  The severance benefit payable under this Section 3(d)(i) is equal to three (3) times the Executive’s Current Cash Compensation.  The term “Current Cash Compensation” means the sum of one year of Executive’s annual base salary from the Company as in effect on the date Executive’s employment terminates and the average of the annual cash bonuses paid to Executive for the Company’s two fiscal years ending before the date Executive’s employment with the Company terminates; provided that any extraordinary bonuses shall not be considered in determining Current Cash Compensation.  (For this purpose, a bonus is an “extraordinary bonus” if it is characterized as such in a resolution approved by the Committee in connection with the payment of the bonus.)

(ii)           This Section 3(d)(ii) applies if Executive’s employment terminates in accordance with Section 2 but the requirements of Section 3(d)(i) are not satisfied.  The severance benefit payable under this Section 3(d)(ii) is equal to the Executive’s Current Cash Compensation multiplied by the Quotient of (a) the number of days between the date that Executive’s employment terminates and later of the Initial End Date or the Extended End Date and (b) 365.

(e)           The Company shall pay the cost of continued health plan coverage for Executive and his qualified beneficiaries through the later of the (i) The Initial End Date or (ii) The Extended End Date.

The Termination Benefits described in Sections 3(a), 3(b), 3(c), 3(d)(i), and 3(d)(ii) shall be payable in a single cash sum within thirty days after Executive’s termination of employment; provided, however, that any amount payable under Section 3(a), 3(b), 3(c), 3(d)(i), or 3(d)(ii) that is subject to Code Section 409A shall be payable in a single cash sum on the date that is six months after Executive’s termination of employment.

In addition to the Termination Benefits described in this Section 3, Executive also shall be entitled to receive any benefits or payments that Executive is entitled to receive under any employee benefit plans or other arrangements or agreements, including by way of example, restricted stock and stock option awards, that cover Executive.  If (and only if) Executive is entitled to receive the Termination Benefits pursuant to Section 2 hereof, nonvested restricted stock, stock options and other equity awards will become automatically vested on the date of Executive’s termination of employment.

4.           Excise Tax Indemnification.  Executive shall be entitled to a payment under this Agreement if any payment or benefit provided under this Agreement or any other plan or agreement with the Company constitutes a “parachute payment” (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986 (the “Code”), but without regard to Code Section 280G(b)(2)(A)(ii)) and Executive incurs a liability under Code Section 4999.  The amount payable to Executive under this Section 4 shall be the amount required to indemnify Executive and hold him harmless from the application of Code Sections 280G and 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Agreement or otherwise, and any income, employment, hospitalization, excise and other taxes attributable to the indemnification payment.  The benefit payable under this Section 4 shall be calculated and paid not later than the date (or extended filing date) on which the tax return reflecting liability for the Code Section 4999 excise tax is required to be filed with the Internal Revenue Service.  To the extent that any other plan or agreement requires that Executive be indemnified and held harmless from the application of Code Sections 280G and 4999, any such indemnification and the amount required to be paid to Executive under this Section 4 shall be coordinated so that such indemnification is paid only once and the Company’s obligations under this Section 4 shall be satisfied to the extent of any such other payment (and vice versa).  Executive shall be entitled to the benefit described in Section 4 without regard to whether he becomes entitled to receive the Termination Benefits described in Section 3.

5.           Covenants of the Executive.  Executive acknowledges that (i) the principal business of the Company (which expressly includes for purposes of this Section 5 and any related enforcement provisions hereof, its successors and assigns) is the acquiring, owning and selling of residential mortgage-related securities and/or debt securities issued or guaranteed by the U.S. government, U.S. government sponsored or chartered enterprises or U.S. government agencies (such business herein being referred to as the “Business”); (ii) the Company is one of a limited number of persons who have developed such a business; (iii) the Company’s Business is, in part, national in scope; (iv) Executive’s work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of Executive contained in this Section 5 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 5.  Accordingly, the Executive covenants and agrees that:

(a)           During and after the period of Executive’s employment with the Company and its affiliates, Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company’s Business and the business of any of its affiliates learned by Executive heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the “Confidential Company Information”); and Executive shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company’s express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of Executive or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement.

(b)           During the period commencing on the date hereof and ending one year following the date upon which Executive shall cease to be an employee of the Company and its affiliates, (i)  Executive shall not, without the Company’s prior written consent, directly or indirectly, knowingly (x) solicit or encourage to leave the employment or other service of the Company, or any of its affiliates, any employee or independent contractor thereof or (y) hire (on behalf of Executive or any other person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within the one-year period which follows the termination of such employee’s or independent contractor’s employment or other service with the Company and its affiliates, and (ii)  Executive will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company’s or any of its affiliates’ relationship with any person who during the Term of this Agreement is or was a counterparty, investor and/or vendor of the Company or any of its affiliates.

(c)           All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof), whether visually perceptible, machine-readable or otherwise, made, produced or compiled by Executive or made available to Executive concerning the business of the Company or its affiliates, (i) shall at all times be the property of the Company (and, as applicable, any affiliates) and shall be delivered to the Company at any time upon its request, and (ii) upon Executive’s termination of employment, shall be immediately returned to the Company (except that in all events Executive may retain a copy of his contacts list).

6.           Company Remedies.  Executive acknowledges and agrees that any breach by him of any of the provisions of Section 5 (the “Restrictive Covenants”) would result in irreparable injury and damages for which money damages would not provide an adequate remedy.  Therefore, if Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall be entitled to the following:

(a)           The Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

(b)           Within fifteen days after receipt of a written demand from the Company, Executive shall surrender to the Company, for cancellation without payment or consideration, any outstanding stock option, stock appreciation right or other equity-based award that vested under Section 3 on account of a termination of employment described in Section 2 and that remains outstanding upon receipt of the Company’s notice.  If such stock option, stock appreciation right or other equity-based award was previously exercised or settled, Executive shall return, convey or transfer to the Company, within fifteen days after receipt of the Company’s notice, any cash or shares delivered to Executive upon exercise or settlement of such award, less any amount paid by Executive to exercise such award.  If any such award was exercised, settled in shares and such shares are no longer owned by Executive, then Executive shall pay the Company, in a single cash sum within fifteen days after receipt of the Company’s notice, an amount equal to the date of disposition fair market value of such shares, less any amount paid by Executive to exercise the award and acquire the shares.

7.           Certain Definitions.  As used in this Agreement, certain terms have the definitions set forth below.

(a)           Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

(b)           Associate, with respect to any Person, is defined in Rule 12b-2 under the Exchange Act; provided, however, that an Associate shall not include the Company or a majority-owned affiliate of the Company.

(c)           Board means the Board of Directors of the Company.

(d)           Cause means (i) willful, deliberate and continued failure by Executive (other than for reason of mental or physical illness) to perform his duties as established by the Board, or fraud or dishonesty in connection with such duties; (ii) a material breach by Executive of his fiduciary duties of loyalty or care to the Company; (iii) conviction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; (iv) misappropriation of the Company’s funds or property; or (v) willful, flagrant, deliberate and repeated infractions of material published policies and regulations of the Company of which Executive has actual knowledge.  No termination for Cause shall be effective unless the Board makes a Cause determination after notice to the Executive and the Executive has been provided with the opportunity (with counsel of his choice) to contest the determination at a meeting of the Board.

(e)           Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) the closing of a transaction or series of related transactions that involves the transfer of more than fifty percent (50%) of the Company’s and its affiliates’ total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission, to a Person; (iii) the closing of a transaction or series of related transactions pursuant to which the Company undergoes a merger, consolidation, or statutory share exchange with a company, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the Company’s voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a sale by the Company of substantially all of the assets of the Company and its affiliates (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions to effect such a sale); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred.

(f)           Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the members of the Board who, on the date of such recommendation or approval, are Continuing Directors.

(g)           Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 under the Exchange Act.

(h)           Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions or events, the “Control Change Date” is the date of the last of such transactions or events in the series.

(i)           Exchange Act means the Securities Exchange Act of 1934, as amended.

(j)           Good Reason means Executive’s resignation from the employment of the Company on account of one or more of the following events:

(i)           the failure by the Board to reelect Executive to Executive’s current position with the Company;

(ii)           a material diminution by the Board of Executive’s duties, functions and responsibilities with respect to the Company without Executive’s consent or the failure of the Company to nominate the Executive for re-election to the Board when his then existing term is scheduled to expire;

(iii)           the failure of the Company to permit Executive to exercise such responsibilities as are consistent with Executive’s positions and are of such a nature as are usually associated with such offices of a corporation engaged in substantially the same business as the Company;

(iv)           the Company’s causing Executive to relocate his employment more than fifty (50) miles from Vero Beach, Florida, without the consent of Executive;

(v)           the Company’s failure to make a payment when due to Executive, after receipt of written notice of such failure and the Company’s failure to cure such failure within ten (10) days after receipt of such written notice;

(vi)           the Company’s reduction of Executive’s (A) annual base salary, as such may be increased from time to time after the date of this Agreement; (B) annual bonus, such that the aggregate threshold, target, or maximum bonus opportunity for Executive for a fiscal year is lower than the aggregate threshold, target, or maximum bonus, respectively, projected for Executive for the immediately preceding fiscal year; or (C) employee welfare, fringe or pension benefits, other than reductions determined to be necessary to comply with the Employee Retirement Income Security Act of 1974, as amended, or to retain the tax-qualified or tax favored status of the benefit under the Code, which determination shall be made by the Board in good faith; or

(vii)           the Company or the Board directs Executive to engage in unlawful or unethical conduct or conduct contrary to the Company’s good business practices.

(k)           Person means any human being, firm, corporation, partnership, or other entity.  “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act.  The term “Person” does not include the Company, or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person.”

(l)           Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of section 1563(a), 414(b) or 414(c) of the Code.

8.            Attorneys’ Fees.  The Company  shall bear the costs for any attorneys’ fees and any other reasonable expenses incurred in enforcing or protecting the rights of Executive or the Company under this Agreement, including with respect to the resolution of disputes arising in connection with an interpretation of the provisions herein.  Notwithstanding the foregoing, the Company shall not be obligated to pay the costs or attorneys' fees incurred by Executive in pursuing any claim or defense under this Agreement that is found by a court of competent jurisdiction to have been frivolous or pursued by Executive in bad faith.

9.            No Assignment.  Except as required by applicable law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt to effect any such action shall be null, void and no effect.

10.            Governing Law.  This Agreement shall be governed by the laws of the State of Florida other than its choice of law provisions to the extent that they would require the application of the laws of a State other than the State of Florida.

11.            Successors.  The Company shall require any successor to all or substantially all of the Company’s respective business or assets (whether direct or indirect, by purchase, merger, consolidation or otherwise), to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to resign from the employ of the Company and to receive the Termination Benefits and other benefits under this Agreement in the same amount and on the same terms as Executive would be entitled to hereunder if he terminated his employment for Good Reason following a Change in Control.  References in this Agreement to the “Company” include the Company as herein before defined and any successor to the Company’s business, assets or both which assumes and agrees to perform this Agreement by operation of law or otherwise.

12.            Binding Agreement.  This Agreement shall be binding on and inure to the benefit of, and be binding on and enforceable by or against Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If Executive dies while any amount remains payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is none, to Executive’s estate.

13.            No Employment Rights.  Nothing in this Agreement confers on Executive any right to continuance of employment by the Company or any affiliate.  Nothing in this Agreement interferes with the right of the Company or an affiliate to terminate Executive’s employment at any time for any reason whatsoever, with or without Cause, subject to the requirements of this Agreement.  Nothing in this Agreement restricts the right of Executive to terminate his employment with the Company and affiliates at any time, for any reason whatsoever, with or without Good Reason.

14.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.

15.   Entire Agreement.  This Agreement expresses the whole and entire agreement between the parties with reference to the payment of the Termination Benefits as described in Sections 2 and 3 above and supersedes and replaces any prior agreement, understanding or arrangement (whether oral or written) by or between the Company and Executive with respect to the payment of the Termination Benefits.  The provisions of this agreement shall not supersede, modify, nullify or in any way alter agreements between the parties with respect to any other matter.

16.            Notices.  All notices, requests and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other party:

If to Executive:	5165 St. Andrews Island Drive
Vero Beach, Florida 32967

If to the Company:	3305 Flamingo Drive
Vero Beach, Florida 32963

Each notice, request or other communication shall be effective if (i) given by mail, seventy-two hours after such communication is deposited in the mails with first class postage prepaid, address as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 16.

17.           Modification of Agreement.  No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith.  No evidence of any waiver or modification shall be offered or received in evidence at any proceeding, arbitration or litigation between the parties unless such waiver or modification is in writing, duly and executed.  The parties agree that this Section 17 may not be waived except as herein set forth.

18.           Recitals.  The Recitals to this Agreement are incorporated herein and shall constitute an integral part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ROBERT E. CAULEY

/s/ Robert E. Cauley___________________________

BIMINI CAPITAL MANAGEMENT, INC.

By:  /s/G. Hunter Haas___________________________

Name: G. Hunter Haas_________________________

Title: President, Chief Investment Officer, Chief Financial
Officer, and Treasurer